UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16407	13-4151777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana	46580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 373-3333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange
3.518% Notes due 2032	ZBH 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2026, Zimmer Biomet Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “EUR Underwriting Agreement”) with Barclays Bank PLC, Citigroup Global Markets Limited, HSBC Bank plc, Morgan Stanley & Co. International plc and RBC Europe Limited, as representatives of the underwriters named therein (collectively, the “EUR Underwriters”), in connection with the public offering of €500.0 million aggregate principal amount of the Company’s 4.375% notes due 2033 (the “EUR Notes”).

Also on November 5, 2026, the Company entered into an underwriting agreement (the “USD Underwriting Agreement” and, together with the EUR Underwriting Agreement, the “Underwriting Agreements”) with Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of the underwriters named therein (collectively, the “USD Underwriters” and, together with the EUR Underwriters, the “Underwriters”), in connection with the public offering of $500.0 million aggregate principal amount of the Company’s 5.850% notes due 2036 (the “USD Notes” and, together with the EUR Notes, the “Notes”).

Neither the offering of the EUR Notes nor the offering of the USD Notes was conditioned upon the completion of the other. The issuance of the Notes was completed on November 12, 2026.

Each Underwriting Agreement contains representations and warranties, covenants and conditions that are customary for transactions of this type. In addition, the Company has agreed to indemnify the applicable Underwriters against certain liabilities on customary terms.

The Underwriters and their affiliates are full service financial institutions that have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with the Company or its affiliates, including participating as lenders under the Company’s credit facilities, for which they have received, and may in the future receive, customary fees and commissions. In addition, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the registrar, transfer agent and authenticating agent for the EUR Notes and of the paying agent and common depositary for the EUR Notes.

In addition, certain of the Underwriters or their affiliates may be holders of the Company’s 2.425% notes due 2026 (the “2026 Notes”) and/or the Company’s 4.700% notes due 2027 (the “2027 Notes”), and would receive their proportionate share of the net proceeds from the offerings of the Notes to the extent they hold 2026 Notes or 2027 Notes at such time and such proceeds are used to repay a portion of the 2026 Notes or the 2027 Notes, respectively.

The EUR Notes were issued pursuant to the Thirteenth Supplemental Indenture dated as of November 12, 2026 (the “EUR Supplemental Indenture”), and the USD Notes were issued pursuant to the Fourteenth Supplemental Indenture dated as of November 12, 2026 (the “USD Supplemental Indenture” and, together with the EUR Supplemental Indenture, the “Supplemental Indentures”), in each case to the Company’s Indenture (the “Base Indenture”) dated as of November 17, 2009, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. Pursuant to an Agency Agreement dated as of November 12, 2026 (the “Agency Agreement”) relating to the EUR Notes, the Company has appointed U.S. Bank Europe DAC, UK Branch, to act as paying agent for the EUR Notes and U.S. Bank Trust Company, National Association to act as transfer agent and registrar for the EUR Notes. For a description of the material terms of the Supplemental Indentures and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offerings of the Notes were made pursuant to the Registration Statement on Form S-3 (Registration No. 333-285227), the prospectus dated February 25, 2025, and the related prospectus supplements, each dated November 5, 2026. Copies of the EUR Underwriting Agreement, the USD Underwriting Agreement, the Base Indenture, the EUR Supplemental Indenture, the USD Supplemental Indenture and the Agency Agreement are filed or incorporated by reference as Exhibits 1.1, 1.2, 4.1, 4.2, 4.4 and 4.6 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03.

Terms Applicable to EUR Notes Only

The EUR Notes bear interest at a rate of 4.375% per annum, which interest will be payable annually in arrears on November 12 of each year, commencing on November 12, 2027. Interest will be paid to the holders of record of the EUR Notes at the close of business on (a) in the case of EUR Notes represented by a global note, the clearing system business day (for this purpose, a day on which Clearstream and Euroclear settle payments in euro) immediately preceding the relevant interest payment date and (b) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day). The EUR Notes will mature on November 12, 2033.

Principal (including any payments made upon any redemption or repurchase of the EUR Notes), premium, if any, and interest payments in respect of the EUR Notes will be payable in euro, subject to certain exceptions set forth in the EUR Supplemental Indenture. In addition, the Company will, subject to certain exceptions and limitations, pay additional amounts on the EUR Notes as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the EUR Notes to a holder who is not a United States person, after any required withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein, will not be less than the amount provided in the EUR Notes to be then due and payable.

Prior to August 12, 2033 (the “EUR Par Call Date”), the Company may redeem the EUR Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the EUR Notes matured on the EUR Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined in the EUR Supplemental Indenture), plus 20 basis points less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the EUR Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the EUR Par Call Date, the Company may redeem the EUR Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the EUR Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company may also redeem the EUR Notes, at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the EUR Notes to be redeemed, plus accrued and unpaid interest on the EUR Notes being redeemed to, but excluding, the redemption date, in the event that certain developments affecting United States taxation would cause the Company to pay additional amounts with respect to the EUR Notes, as described in the EUR Supplemental Indenture.

The Company has agreed to use reasonable efforts to list the EUR Notes on the New York Stock Exchange.

Terms Applicable to USD Notes Only

The USD Notes bear interest at a rate of 5.850% per annum, which interest will be payable semi-annually in arrears on May 12 and November 12 of each year, commencing on May 12, 2027. Interest will be paid to the holders of record of the USD Notes at the close of business (whether or not a business day) on the April 27 and October 28, respectively, immediately preceding the related interest payment date. The USD Notes will mature on November 12, 2036.

Prior to August 12, 2036 (the “USD Par Call Date”), the Company may redeem the USD Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the USD Notes matured on the USD Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the USD Supplemental Indenture), plus 20 basis points less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the USD Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the USD Par Call Date, the Company may redeem the USD Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the USD Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Terms Applicable to Both EUR Notes and USD Notes

If a Change of Control Repurchase Event (as defined in the applicable Supplemental Indenture) occurs with respect to either series of Notes, unless the Company has exercised its right to redeem the Notes of such series pursuant to the Base Indenture as supplemented by the applicable Supplemental Indenture, the Company will make an offer to each holder of the Notes of such series to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

The Base Indenture and the Supplemental Indentures provide for customary events of default, including, among other things, nonpayment, failure to comply with the other covenants, warranties and agreements in the Base Indenture and the applicable Supplemental Indenture for a period of 60 days after notice thereof, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by reference to the full text of the Base Indenture, the EUR Supplemental Indenture (including the form of EUR Notes attached thereto), the USD Supplemental Indenture (including the form of USD Notes attached thereto) and the Agency Agreement, which are filed or incorporated by reference as Exhibits 4.1, 4.2, 4.4 and 4.6 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 5, 2026, among Zimmer Biomet Holdings, Inc., Barclays Bank PLC, Citigroup Global Markets Limited, HSBC Bank plc, Morgan Stanley & Co. International plc and RBC Europe Limited.

1.2	Underwriting Agreement, dated as of November 5, 2026, among Zimmer Biomet Holdings, Inc., Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc.

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed December 13, 2016).

4.2	Thirteenth Supplemental Indenture, dated as of November 12, 2026, between Zimmer Biomet Holdings, Inc. and Computershare Trust Company, N.A., as trustee.

4.3	Form of 4.375% Notes due 2033 (included in Exhibit 4.2).

4.4	Fourteenth Supplemental Indenture, dated as of November 12, 2026, between Zimmer Biomet Holdings, Inc. and Computershare Trust Company, N.A., as trustee.

4.5	Form of 5.850% Notes due 2036 (included in Exhibit 4.4).

4.6	Agency Agreement, dated as of November 12, 2026, by and among Zimmer Biomet Holdings, Inc., as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, U.S. Bank Trust Company, National Association, as transfer agent and registrar, and Computershare Trust Company, N.A., as trustee.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP relating to the EUR Notes.

5.2	Opinion of Faegre Drinker Biddle & Reath LLP relating to the USD Notes.

23.1	Consent of Faegre Drinker Biddle & Reath LLP relating to the EUR Notes (included in Exhibit 5.1).

23.2	Consent of Faegre Drinker Biddle & Reath LLP relating to the USD Notes (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, Chief Legal and Corporate Affairs Officer and Secretary